SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    --------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of Earliest Event Reported): March 1, 2001

                        FLEETBOSTON FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



     Rhode Island                 1-6366                      05-0341324
     ------------                 ------                      ----------
    (State or other          (Commission File               (IRS Employer
    jurisdiction of               Number)                   Identification
    incorporation)                                             Number)



                               100 Federal Street
                           Boston, Massachusetts 02110
                           ---------------------------
               (Address of principal executive offices) (zip code)

                                 (617) 434-2200
            --------------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.           OTHER EVENTS
                  ------------

      On March 1, 2001, Summit Bancorp., a New Jersey corporation ("Summit"), merged with and into FleetBoston Financial Corporation, a Rhode Island corporation ("FleetBoston"), pursuant to an Agreement and Plan of Merger, dated as of October 1, 2000, by and between Summit and FleetBoston (the "Merger Agreement"). As a result of the merger, each share of common stock, par value $0.80 per share, of Summit outstanding immediately prior to the effective time of the merger was converted into the right to receive 1.02 shares of common stock, par value $0.01 per share, of FleetBoston, with cash in lieu of fractional shares, and all rights with respect to Summit common stock pursuant to Summit stock options outstanding at such effective time were converted into and became rights with respect to FleetBoston common stock on terms adjusted to reflect the 1.02 exchange ratio.

      The merger is being accounted for as a "pooling-of-interests" for accounting and financial reporting purposes.

      A copy of the press release issued March 1, 2001, regarding the merger is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS
                  ---------------------------------

(a)         Financial statements of businesses acquired.

                 -  Not Applicable

(b)         Pro forma financial information.

                 -  Not Applicable

(c)         Exhibits.

            99.1 Press release, dated March 1, 2001, issued by FleetBoston Financial Corporation.

                                    SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                    FLEETBOSTON FINANCIAL CORPORATION


                                    By:  /s/ William C. Mutterperl
                                         -------------------------
                                    Name:  William C. Mutterperl
                                    Title: Executive Vice President, General
                                           Counsel and Secretary

Date:  March 1, 2001

                                  EXHIBIT INDEX

99.1 Press release, dated March 1, 2001, issued by FleetBoston Financial Corporation.